UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2012

DUSA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-31533	22-3103129
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25 Upton Drive

Wilmington, Massachusetts 01887

(Address of principal executive offices, including ZIP code)

(978) 657-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders

(a) The Registrant held its Annual Meeting of Shareholders on June 14, 2012.

(b) Proxies for the Annual Meeting of Shareholders were solicited pursuant to Regulation 14A of the Exchange Act; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees were elected. The final results of the voting for eight directors for a term until the 2013 Annual Meeting of Shareholders are set forth below:

Proposal No. 1 – Election of Directors

	Votes For	Withheld	Broker non-votes
Alfred Altomari	15,627,321	330,168	5,777,573
David M. Bartash	15,593,290	364,199	5,777,573
Alexander W. Casdin	15,599,912	357,577	5,777,573
Robert F. Doman	15,593,918	363,571	5,777,573
Jay M. Haft, Esq.	15,589,684	367,805	5,777,573
Paul J. Hondros	15,627,529	329,960	5,777,573
Magnus Moliteus	15,595,806	361,683	5,777,573
David M. Wurzer, CPA	15,626,149	331,340	5,777,573

Described below are the other matters voted upon at the Annual Meeting of Shareholders and the final number of affirmative votes, negative votes, abstentions, broker non-votes and preference related to the non-binding advisory vote.

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm – Ratified

Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Registrant for the fiscal year ending December 31, 2012.

Votes For	Votes Against	Abstentions	Broker non-votes
21,596,105	106,440	32,517	0

Proposal No. 3– To conduct a “Say-on-Pay” advisory vote on the approval of executive compensation – Approved

The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker non-votes
15,386,168	528,540	42,781	5,777,573

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.

Dated: June 15, 2012	By:	/s/ Robert F. Doman
Robert F. Doman, President and Chief Executive Officer